Exhibit 10.2

Envoy Medical, Inc.

Amendment No. 1 to

2023 Employee Stock Purchase Plan

Amendment No. 1 Approved by the Board of Directors March 20, 2026
Amendment No. 1 Approved by the Stockholders May 12, 2026

This Amendment No. 1 (this “Amendment”) amends the Envoy Medical, Inc. 2023 Employee Stock Purchase Plan (the “Plan”) effective as of May 12, 2026. All capitalized terms used but not defined in this Amendment shall have the meanings provided in the Plan.

2.	Amendment to Section 12. Section 12 of the Plan is hereby fully replaced and superseded with the following text:

“12.	Stock.

(a)	Subject to adjustment upon changes in capitalization of the Company as provided in Section 17, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 4,300,000 shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 18, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one (1) share shall be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)	A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)	Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.”

2.	No Other Amendments. Except as expressly set forth in this Amendment, the Plan shall remain in full force and effect with no changes.